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                                                                  Exhibit 99(f)




                                                                  Goldman Sachs


PERSONAL AND CONFIDENTIAL
-------------------------


November 9, 1999

Board of Directors
Vectren Corporation
20 N.W. Fourth Street
Evansville, Indiana 47741

Re:     Registration Statement on Form S-4 of Vectren Corporation

Ladies and Gentlemen:

Reference is made to our opinion letter dated June 11, 1999 regarding our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common stock, without par value (the "Shares"), of SIGCORP, Inc. ("SIGCORP") of the exchange ratio of 1.333 shares of Common Stock, without par value, of Vectren Corporation ("Vectren") to be received for each Share pursuant to the Agreement and Plan of Merger, dated as of June 11, 1999, among Vectren, Indiana Energy, Inc. and SIGCORP.

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of SIGCORP in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that SIGCORP has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "SUMMARY - Opinion of Financial Advisors - SIGCORP"; "THE MERGER -Background"; "THE MERGER - Recommendation of SIGCORP Board of Directors; Reasons of SIGCORP for the Merger" and "THE MERGER - Opinion of Financial Advisor to SIGCORP" and to the inclusion of the foregoing opinion letter in the Joint Proxy Statement/Prospectus included in the above-mentioned Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Goldman, Sachs & Co.
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(GOLDMAN, SACHS & CO.)